UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2017 (May 1, 2017)

QUANTUM MATERIALS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52956	20-8195578
(state or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3055 Hunter Road San Marcos, TX	78666
(address of principal executive offices)	(zip code)

512-245-6646
(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On May 1, 2017, a Special Meeting of Stockholders was held by Quantum Materials Corp. At the Stockholder Meeting a quorum of 215,995,100 shares of common stock were present in person or by proxy. At the Special Meeting, the stockholders approved the filing of an amendment to the Corporation’s Articles of Incorporation to increase the number of authorized shares of $.001 par value common stock from 400 million shares to 750 million shares. Of the 215,995,100 shares of common stock that were present at the meeting in person or by proxy, 199,175,046 shares of common stock were voting in favor of the proposal, 15,870,085 shares against and 949,969 shares abstained from voting.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

3.1	Form of amendment to Articles of Incorporation *

* filed here with.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

QUANTUM MATERIALS CORP.

Dated: May 3, 2017	/s/ Stephen Squires
STEPHEN SQUIRES